Exhibit 10.6

                              CONSULTING AGREEMENT

         THIS AGREEMENT (the "Agreement"), effective as February 23, 2004 (the "Effective Date"), is made by and between TOTAL IDENTITY CORP., a Florida corporation (the "Company") and ROBERT DAVID (the "Consultant").

                                    RECITALS:

         This Agreement is made in respect to the following, which Company and Consultant acknowledge are true and correct:

         a. Company has acquired from Consultant, a controlling interest in Total Identity Systems Corp., a New York corporation ("TISC").

         b. Consultant has substantial experience, knowledge and expertise in the operation of the business of TISC.

         c. Company deems Consultant's availability to provide advice and guidance to Company in connection with the business of TISC to be critical to the Company's success.

         d. Company desires to secure the availability of Consultant, and to engage Consultant to assist and consult with Company in the management of the business conducted by TISC, all on the terms and conditions herein set forth.

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Engagement. Subject to Section 3 below, the Company hereby engages Consultant to render consulting services and advice to Company, and Consultant hereby accepts such engagement, upon the terms and conditions set forth herein. Consultant's engagement shall be for a term of thirty-two (32) months commencing on the Effective Date (the "Term"). Consultant shall perform such duties and responsibilities with respect to the management and operation of the business of TISC as may be reasonably requested of him by the Chief Executive Officer of the Company. In particular, Consultant shall assist in the transition to new management, in the maintenance and promotion of harmonious relations with the customers of the TISC, and in the location and solicitation of new customers. In rendering services hereunder, Consultant shall not be required to maintain a full time presence in Rochester, New York and shall not be required to devote his full time and attention to the business of the Company. However, Consultant shall generally be available to the Chief Executive Officer of the Company in person or by telephone or other communication device between 9:00 a.m. and 2:00 p.m. weekdays.

         2. Compensation. During the Term, the Company shall pay Consultant the compensation and other amounts set forth below.



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         2.1.  Consulting  Fee. For the services  rendered and to be rendered by
Consultant hereunder, Company shall pay Consultant a consulting fee at the rate of $8,333.33 per month, for each month during the Term of this Agreement (the "Consulting Fee"). Said Consulting Fee shall be paid in installments not less frequently than monthly. Except as otherwise expressly permitted hereunder, all payments to Consultant shall be made without prior demand and without offset, defense or deduction of any kind. The Consulting Fee may be increased in the discretion of the Board of Directors of the Company.

         2.2. Benefits. In addition to payment of the Consulting Fee, Company shall receive the following benefits to be paid for by the Company: (a) group health insurance under the existing Blue Cross-Blue Shield health insurance plan maintained by the Company, covering Consultant and his spouse, and under any health insurance plan subsequently adopted by the Company; and (b) reimbursement for reasonable and necessary out-of-pocket expenses incurred by Consultant in the performance of his duties hereunder (such expenses shall be reimbursed by the Company, from time to time, upon presentation of appropriate receipts therefore, provided such expenses are approved in advance in writing by the Chief Financial Officer or the Board of Directors).

         3. Termination.

         3.1. The Consultant's engagement and the Company's obligation to compensate Consultant pursuant to this Agreement shall be terminated upon the first to occur of the following events:

              (a) The death of Consultant.

              (b) The Complete Disability of Consultant. "Complete Disability" as used herein shall mean the inability of Consultant, due to illness, accident, or any other physical or mental incapacity, to perform the services contemplated by this Agreement for an aggregate of 90 days within any period of 12 consecutive months during the term hereof.

              (c) The discharge of Consultant by the Company for Cause. "Cause" as used herein shall mean:

                   (i) Consultant's conviction of a crime involving illegal drug use or alcohol abuse by Consultant;

                   (ii) improper or personal use of the Company's property assets;

                   (iii) acts of fraud, dishonesty, malfeasance, criminal activity, wrongful conduct, breach of fiduciary duty by Consultant against the Company or its affiliates, or in connection with the performance of his duties hereunder; and/or

                   (iv) Consultant's willful failure or refusal to comply with the provisions of this Agreement, or failure (including as a result of Consultant's illegal drug use or alcohol abuse that does not involve a criminal conviction) to perform Consultant's duties and obligations under this Agreement in any material respect following written notice of such failure or refusal and Consultant's failure to cure same within 30 days following Consultant's receipt of such notice.



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         4. Related Party Transactions.  So long as Consultant is engaged by the
Company, he shall not, without the prior written consent of the Company, cause or permit the Company, or any subsidiary to enter into or effect any agreement or transaction, or provide or receive any service, between the Company or any subsidiary on the one hand, and Consultant or a Related Party (defined below), on the other hand, except for the consultant relationship contemplated hereby. In any event, any such agreements, transactions or services shall be at prices and terms which are equal to the prices and terms available for similar agreements, transactions or services with unrelated third parties. As used herein, "Related Party" means (a) any person related by blood, adoption, or marriage to Consultant, (b) any director or officer of the Company or any of its subsidiaries, (c) any corporation or other entity in which Consultant has, directly or indirectly, at least 5% beneficial interest in the capital stock or other type of equity interest in such corporation or other entity, or (d) any partnership in which Consultant is a general partner or a limited partner having a 5% or more interest therein.

         5. Treatment and Ownership of Confidential Information.

         5.1 Confidentiality. The parties hereto acknowledge that Consultant shall or may be provided access to, make use of, acquire and/or add to Confidential Information (as that term is defined in Section 5.2 below). Consultant covenants and agrees that during the Term and at all times thereafter he shall not, except with the prior written consent of the Company, or except if he is acting during the Term solely for the benefit of the Company or any of the affiliates, at any time, directly or indirectly, disclose, divulge, report, transfer or use, for any purposes whatsoever, any such Confidential Information, including Confidential Information obtained, used, acquired or added by, or disclosed to, Consultant prior to the date of this Agreement. Consultant further acknowledges that the Confidential Information constitutes valuable, special and unique assets of the Company.

         5.2 Confidential Information Defined. For purposes of this Agreement, the term "Confidential Information" shall mean all of the following materials and information which Consultant receives, conceives or develops or has received, conceived or developed, in whole or in part, in connection with Consultant's affiliation with the Company:

                           (a) The  contents  of any  manuals  or other  written
                  materials of the Company or any of its affiliates;

                           (b) The  names  of  actual  or  prospective  clients,
                  customers, suppliers, or persons, firms, lenders, or persons, firms, corporations, or other entities with whom Consultant may have or has had contact on behalf of the Company or any of its affiliates or to whom any other Consultant of the Company or any of its affiliates has provided goods or services at any time;

                           (c) The terms of  agreements  between  the Company or
                  any of its affiliates, and any third parties;

                           (d) The contents of actual or prospective customer or
                  client records, which customer and client lists and records shall not only mean one or more of the names and addresses of the customers of the Company or any of its affiliates, but shall also encompass any and all information whatsoever regarding them;



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

                           (e) Any data or database, or other information compiled by the Company or any of its affiliates, including, but without limitation, information concerning the Company or any of its affiliates, or any business in which the Company or any of its affiliates is engaged or contemplates becoming engaged, any company which the Company or any of its affiliates engages in business, any customer, prospective customer, or other person, firm or corporation to whom or which the Company or any of its affiliates has provided goods or services or to whom or which any Consultant of the Company or any of its affiliates has provided goods or services on behalf of the Company or any of its affiliates, or any compilation, analysis, evaluation or report concerning or deriving from any data or database, or any other information;

                           (f) All policies, procedures, strategies and techniques regarding training, marketing and sales, either oral or written, and assorted lists containing information pertaining to lenders, customers and/or prospective customers; and

                           (g) Any other  information,  data,  training methods,
                  formulae, technology, business methods, know-how, show-how, source code, subject code, copyright, trademarks, patents or knowledge of a confidential or proprietary nature observed, received, conceived or developed by Consultant in connection with Consultant's affiliation with the Company.

         5.3 Exclusions. Excluded from the Confidential Information and therefore not subject to the provisions of this Agreement shall be any information which (a) is or becomes generally available to the public through no breach or fault of Consultant; provided that this exception shall apply only from and after the date the information became generally available to the public, and (b) Consultant can establish by Consultant's written records was in Consultant's possession at the time of disclosure and was not previously acquired directly or indirectly from the Company, provided that this exception shall apply only from and after the date that the information is disclosed to Consultant by a third party or was in Consultant's possession. Specific Confidential Information shall not be deemed to be within the foregoing exceptions merely because it is embraced by, or contained or referenced in, more general information in the public domain. Additionally, any combination of features shall not be deemed to be within the foregoing exceptions merely because individual features are in the public domain. If Consultant intends to avail himself of any of the foregoing exceptions, Consultant shall notify the Company in writing of his intention to do so and the basis for claiming the exception.

         5.4 Ownership. Consultant covenants and agrees that all right, title and interest in any Confidential Information shall be and shall remain the exclusive property of the Company and its affiliates, as the case may be.
Consultant agrees to promptly disclose to the Company all Confidential Information hereafter developed in whole or in part by Consultant within the scope of this Agreement and to assign to the Company or any of the affiliates, as the Company determines in its sole discretion, any right, title or interest Consultant may have in such Confidential Information.

         6. Inventions.



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         6.1  Consultant  agrees  to  promptly  inform  and to  disclose  to the
Company, in writing, all inventions, concepts, developments, procedures, ideas, innovations, systems, programs, techniques, processes, information, discoveries, improvements and modifications and related documentations, other works of authorship and the like (collectively the "Inventions"), which, during the course of Consultant's employment with the Company, Consultant has created, made, conceived, written either alone or with others, while in the Company's employ, or while performing services for the Company or its affiliates, whether or not during working hours, and at all times thereafter, whether or not such Inventions are patentable, subject to copyright protection or susceptible to any other form of protection which (a) related to the actual business or research of development of the Company or its affiliates; or (b) was suggested by or resulted from any task assigned or to be assigned to Consultant or performed by Consultant for or on behalf of the Company or any of its affiliates. In the case of any "other works of authorship", such assignment shall be limited to those works of authorship meeting both conditions (a) and (b) above. Consultant further acknowledges and agrees that all copyright and any other intellectual property right in Inventions and related documentation, and other works of authorship, created within the scope of Consultant's employment, are "works for hire" and are the property of the Company or its affiliates, as the case may be.

         6.2 In connection with any of the Inventions assigned by Section 6.1, Consultant shall, on the Company's request, promptly execute a specific assignment of title to the Company or its designee, and do anything else reasonably necessary to enable the Company or such designee to secure a patent, copyright or other form of protection therefor in the United States and in other countries.

         6.3 Consultant further acknowledges and agrees that the Company and its affiliates, licensees, successors or assigns (direct or indirect) are not required to designate Consultant as an author of any Invention which is subject to Section 6.1, when it is distributed, publicly or otherwise, or to secure my permission to change or otherwise alter its integrity. Consultant hereby waives and releases, to the extent permitted by law, all rights in and to such designation and any rights that Consultant may have concerning modifications of such Inventions.

         6.4 Consultant understands that any rights, waivers, releases and assignments herein granted and made by Consultant are freely assignable by the Company and are for the benefit of the Company and its affiliates, licensees, successors and assigns.

         6.5 Consultant affirms that Consultant has not disclosed and will not disclose to anyone outside of the Company and its affiliates, or has used, or will use, any Confidential Information or material received in confidence from third parties, such as customers, by the Company or any of its affiliates, other than as permitted by a written agreement between the Company and the third party.

       6.6 Consultant irrevocably appoints any Company-selected designee to act as his agent and attorney-in-fact to perform all acts necessary to obtain patents and/or copyrights as required by this Agreement if Consultant (a) refuses to perform those acts or (b) is unavailable, within the meaning of the United States Patent and Copyright Laws. It is expressly intended by Consultant that the foregoing power of attorney is coupled with an interest.



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         6.7 Consultant shall keep complete,  accurate and authentic information and records on all Inventions in the manner and form reasonably requested by the Company. Such information and records, and all copies thereof, shall be the property of the Company as to any Inventions within the meaning of this Agreement. In addition, Consultant agrees to promptly surrender all such original and copies of such information and records at the request of the Company.

         7. Restrictive Covenants.

         7.1 Acknowledgments. Consultant agrees and acknowledges that in order to protect the value of the Company and its business, it is necessary and appropriate that Consultant undertake not to utilize the special knowledge about the business of the Company that Consultant has acquired or may acquire and the relationships with the Company's customers, suppliers and Consultants to compete with the Company. Consultant further acknowledges that:

         (a) Consultant is one of a limited number of persons who will assist in developing the business of the Company;

         (b) Consultant will occupy a position of trust and confidence with the Company during the course of Consultant's engagement under this Agreement and Consultant has and will continue to become familiar with the proprietary and Confidential Information of the Company and its affiliates;

         (c) The agreements and covenants contained in this Section 7 are essential to protect the Company and the goodwill of its business and are an express condition precedent to the willingness of the Company to sign this Agreement;

         (d) The Company would be irreparably damaged if Consultant were to provide services to any person or entity in violation of the provisions of this Agreement;

         (e) The scope and duration of the provisions of this Section 7, and the provisions of Sections 5 and 6, are reasonably designed to protect a valuable interest of the Company and are not excessive in light of the circumstances; and

         (f) Consultant has a means to support Consultant and Consultant's dependents, if any, other than engaging in the activities prohibited by this Section 7.

         7.2 Non-Compete. Consultant hereby agrees that during the term of Consultant's engagement by the Company and for the Post-Term Period (as hereinafter defined) identified below (the "Non-Compete Period"), except on behalf of the Company in accordance with this Agreement, Consultant shall not, directly or indirectly, as consultant, agent, employee, stockholder, director, partner or in any other individual or representative capacity, own, operate, manage, control, engage in, invest in or participate in any manner in, act as a consultant or advisor to, render services for (alone or in association with any person, firm, corporation or entity), or otherwise assist any person or entity that engages in or owns, invests in, operates, manages or controls any venture or enterprise that directly or indirectly engages or proposes to engage in the business now or hereafter conducted by the Company anywhere within the Rochester and Buffalo, New York Metropolitan areas (collectively the "Territory"); provided however, that nothing contained herein shall be construed to prevent the Consultant from (a) investing in stock or other securities of any public or


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private  enterprise  provided  that  such  investment  does not  require  active participation by the Consultant and such enterprise does not engage in any activity competitive with the business now or hereafter conducted by the Company ("Permitted Investments"), or (b) attending to such charitable and/or civic
activities  as  are  deemed  appropriate  by  Consultant;   provided  that  such
activities shall not detract from Consultant's duties and obligations under this Agreement. For purposes of this Section 7.2, the Post-Term Period shall be five years.

         7.3 Non-Solicitation. Without limiting the generality of the provisions of Section 7.2 above, Consultant hereby agrees that for a period commencing on the date of this Agreement and ending upon expiration of the Non-Compete Period, except on behalf of the Company in accordance with this Agreement, Consultant will not, directly or indirectly, as Consultant, agent, consultant, principal or otherwise, (a) solicit any business from or in any way transact or seek to transact any business with or otherwise seek to influence or alter the relationship between the Company or any of its affiliates with any person or entity to whom the Company or any of its affiliates provided business-related services (i) at any time during the one year period preceding the Termination Date or (ii) if there has been no Termination Date, at any time during the Term hereof or (b) solicit for employment or other services or otherwise seek to influence or alter the relationship between the Company or any of its affiliates of any person who is or was an Consultant of the Company or any of its affiliates (x) at any time during the one (1) year period preceding the Termination Date or (xi) if there has been no Termination Date, at any time during the Term hereof.

         7.4 Blue-Pencil. If any court of competent jurisdiction shall at any time deem the term of this Agreement or any particular Non-Compete Period too lengthy or the Territory too extensive, the other provisions of this Section 7 shall nevertheless stand, the Non-Compete Period shall be reduced to be the longest period permissible by law under the circumstances and the Territory shall be comprised of the largest territory permissible by law under the circumstances. The court in each case shall reduce the Non-Compete Period and/or Territory to one of permissible duration or size.

         8. Remedies. Consultant acknowledges and agrees that the covenants set forth in Section 5, 6 and 7 of this Agreement are reasonable and necessary for the protection of the business interests of the Company and its affiliates, that irreparable injury will result to the Company if Consultant breaches any of the terms of Sections 5, 6 or 7, and that in the event of Consultant's actual or threatened breach of any provisions of Section 5, 6 or 7, the Company and its affiliates will have no adequate remedy at law. Consultant accordingly agrees that in the event of any actual or threatened breach by Consultant of any of the provisions of Section 5, 6 or 7, the Company and its affiliates shall be entitled to seek injunctive relief, specific performance and other equitable relief from any court of competent jurisdiction or in connection with an arbitration pursuant to Section 11.2, without bond and without the necessity of showing actual monetary damages, subject to hearing as soon thereafter as possible. Nothing contained herein shall be construed as prohibiting the Company and its affiliates from pursuing any other remedies available to them for such breach or threatened breach, including but not limited to the recovery of damages.



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         9. Representations and Warranties of Consultant.

         9.1 Consultant represents and warrants to the Company that:

         (a) He is not and has not been subject to any litigation or any regulatory or administrative proceeding that could reasonably have an adverse impact on the ability of Consultant to render services under this Agreement;

         (b) He is free of known physical and mental disabilities that would, with or without reasonable accommodations create an undue hardship for the Company or any of its affiliates, impair his performance hereunder and he is fully empowered to enter and perform his obligations under this Agreement;

         (c) He is under no restrictive covenants to any person or entity that will be violated by his entering into and performing this Agreement; and

         (d) He is not the subject of any event described in Item 401(d)(1) through (4) of Regulation S-B [or Item 401(f) of Regulation S-K, if then applicable to the Company], promulgated by the Securities and Exchange Commission.

         9.2 Consultant shall indemnify the Company on demand for and against any and all judgments, losses, claims, damages, expenses and costs (including without limitation all legal fees and costs, even if incident to appeals) incurred or suffered by the Company as a result of any breach by Consultant of any of these representations and warranties.

         10. Successors. This Agreement is personal to Consultant and may not be assigned by Consultant. This Agreement is not assignable by the Company except in connection with the sale of all or substantially all of the Company's assets or stock or upon a merger or any similar transaction. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

         11. Miscellaneous.

             11.1 Modification and Waiver. Any term or condition of this Agreement may be waived at any time by the party hereto that is entitled to the benefit thereof; provided, however, that any such waiver shall be in writing and signed by the waiving party, and no such waiver of any breach or default hereunder is to be implied from the omission of the other party to take any action on account thereof. A waiver on one occasion shall not be deemed to be a waiver of the same or of any other breach on a future occasion. This Agreement may be modified or amended only by a writing signed by both parties hereto.

             11.2 Governing Law; Arbitration. This agreement shall be governed by and interpreted in accordance with the laws of the state of Florida without regard to the principles of conflict of laws. Each of the parties irrevocably and unconditionally agrees that any suit, action or legal proceeding arising out of or relating to this Agreement shall be settled by binding arbitration conducted in accordance with the Commercial Rules of Arbitration of the American Arbitration Association ("AAA"). The arbitration shall take place at such location as the AAA determines, and shall be heard by three arbitrators selected in accordance with AAA Rules of Commercial Arbitration. The Arbitrators shall render a reasoned award and such award shall be signed and dated. Any witness


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residing  outside of the state in which the  arbitration is heard may testify by affidavit, and such affidavit shall be admissible at any arbitration hearing. The decision of the arbitrators shall be final and binding upon the parties, and the arbitration award may be entered in any court of competent jurisdiction. Initially, each of the parties shall pay one-half of the fees of the AAA (other than filing fees), including without limitation hearing and arbitrators' fees, and the parties' obligation to pay such fees shall be enforceable in any court of competent jurisdiction. The parties to any arbitration hereunder agree to submit for determination by the arbitrators, the amount of fees and expenses, including reasonable attorney's fees, to be borne by each party.

         11.3 Tax Withholding. The Company may withhold from any amounts payable under this Agreement such taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         11.4 Section Captions. Section and other captions contained in this Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

         11.5 Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

         11.6 Integrated Agreement. This Agreement constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and supersedes any other employment agreements executed before the date hereof. There are no agreements, understandings, restrictions, representations, or warranties among the parties other than those set forth herein or herein provided for.

         11.7 Interpretation. No provision of this Agreement is to be interpreted for or against any party because that party or that party's legal representative drafted such provision. For purposes of this Agreement, "herein," "hereby," "hereunder," "herewith," "hereafter," and "hereinafter" refer to this Agreement in its entirety, and not to any particular section or subsection. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

         11.8 Notices. All notices, requests, demands, or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given upon receipt if delivered in person or by Federal Express (or similar overnight courier service) to the parties at the following addresses:

                 If to Consultant:  Robert David
                                    3006 East Avenue
                                    Rochester, New York 14610

                 If to the Company: 2340 Brighton-Henrietta Town Line Road
                                    Rochester, New York  14623



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

Any party may change the address to which notices, requests, demands or other communications to such party shall be delivered or mailed by giving notice thereof to the other parties hereto in the manner provided herein. Any notice may be given on behalf of a party by its counsel.

         11.9 No Jury Trial. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER
VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES' ACCEPTANCE OF THIS AGREEMENT.

         11.10 Effective Date/Superceding Effect. This Agreement is made concurrently with a certain Amendment No. 1 to Stock Purchase Agreement between Company and Consultant. Upon the Effective Date, this Agreement shall supercede an Employment Agreement between Company and Consultant made effective as of October 13, 2003, and neither the Company nor Consultant shall have any further rights or obligations under said Employment Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.


                                        COMPANY:

                                        TOTAL IDENTITY CORP.

                                        By: /s/ Philip C. Mistretta
                                            --------------------------
                                            Philip C. Mistretta
                                            Chairman of the Board

                                        CONSULTANT:

                                        /s/ Robert David
                                        -----------------------------
                                        Robert David

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